Exhibit 10.2.3

NEWGISTICS, INC.

AMENDMENT NO. 3

TO

2000 STOCK OPTION/STOCK ISSUANCE PLAN, AS AMENDED

The 2000 Stock Option/Stock Issuance Plan (the “Plan”) of Newgistics, Inc., as amended (the “Company”), is hereby amended as follows:

1. The second sentence of Article One, Section V, Division A of the Plan is amended and restated to read in its entirety as follows:

“The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 77,585,000 shares.”

2. Except as modified hereby, all the terms and provisions of the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the undersigned officer hereby certifies that the foregoing amendment to the Plan was duly adopted and approved by the Board of Directors and stockholders of Newgistics, Inc.

NEWGISTICS, INC.

By:	/s/Ray Greer
Ray Greer
Chief Executive Officer

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